EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54688 and No. 333-00417 on Form S-8 of our report dated June 18, 2009, appearing in this Annual Report on Form 11-K of GapShare 401(k) Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 18, 2009